Calculation of Filing Fee Tables
S-3
ESSENTIAL PROPERTIES REALTY TRUST, INC.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.01 par value per share	457(o)			$ 750,000,000.00	0.0001531	$ 114,825.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 750,000,000.00		$ 114,825.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 23,617.00
			Net Fee Due:						$ 91,208.00
Offering Note
[1]	The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant initially deferred payment of all of the registration fee for Registration Statement No. 333-280265, except with respect to unsold securities that have been previously registered.

Table 2: Fee Offset Claims and Sources
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Essential Properties Realty Trust, Inc.	S-3	333-280265	06/17/2024		$ 23,617.00	Equity	Common Stock, $0.01 par value per share		$ 160,007,843.00
Fee Offset Sources		Essential Properties Realty Trust, Inc.	S-3	333-280265		06/17/2024						$ 62,994.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	Essential Properties Realty Trust, Inc. (the "Registrant") is registering shares of common stock having a proposed maximum aggregate offering price of up to $750,000,000 pursuant to the prospectus supplement to which this Exhibit 107 relates. Previously, the Registrant filed a prospectus supplement, dated June 17, 2024 to a prospectus, dated June 17, 2024, constituting part of its Registration Statement on Form S-3 (File No. 333-280265) and paid a registration fee relating to the offer and sale of shares of its Common Stock, $0.01 par value per share (the "Common Stock") with a proposed maximum aggregate offering price of $500,000,000 under its then current "at-the-market" program (the "2024 ATM Program"). Common Stock with an aggregate offering price of $339,992,157 has been sold under the 2024 ATM Program, with the result that Common Stock with an aggregate offering price of $160,007,843 remain available for sale under such program. The 2024 ATM Program is being terminated concurrently with the filing of this prospectus supplement. The registration fee paid in connection with the unsold shares under the 2024 ATM Program is being applied to the "at-the-market" program that is being established pursuant to the prospectus supplement to which this Exhibit 107 relates.